UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2022

Franklin BSP Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-40923	46-1406086
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1345 Avenue of the Americas, Suite 32A

New York, New York 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBRT	New York Stock Exchange
7.50% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share	FBRT PRE	New York Stock Exchange

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

 Preferred Stock Exchange Agreement

On June 21, 2022, Franklin BSP Realty Trust, Inc. (the “Company”) and the holder (the "Holder") of the Company's Series D Convertible Preferred Stock ("Series D Preferred Stock") entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Holder agreed to exchange all 17,949 shares of the Series D Preferred Stock owned by the Holder and its affiliates into an equal amount of newly issued shares (the “Shares”) of the Company’s new series of Series H Convertible Preferred Stock (“Series H Preferred Stock”). The settlement of the exchange of the Shares contemplated by the Exchange Agreement was completed on June 24, 2022.

The exchange of the Shares was undertaken to accommodate the Holder’s request to extend the mandatory conversion date set forth in the terms of the Series D Preferred Stock, which was set to occur on October 19, 2022, to January 19, 2023. There are no other material differences between the terms of the Series D Preferred Stock and Series H Preferred Stock. The Company received no consideration for the exchange.

The Board granted the Holder certain exemptions from the ownership limitations in the Company’s Articles of Amendment and Restatement (the “Charter”) with respect to the Holder’s ownership of the Series H Preferred Stock.

This exchange was not registered under the Securities Act of 1933, as amended (the “Securities Act”) and was made pursuant to the exemption provided by Section 3(a)(9) of the Securities Act and certain rules and regulations promulgated thereunder. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing description of the Exchange Agreement is a summary and is qualified in its entirety by the terms of the Exchange Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Terms of the Series H Convertible Preferred Stock

As set forth in the Articles Supplementary, the shares of Series H Preferred Stock have terms substantially similar to the shares of Series D Preferred Stock, except for the change in the conversion timing described below.

On January 19, 2023, each outstanding share of Series H Preferred Stock shall convert (the “Mandatory Conversion”) into 299.2 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to anti-dilution adjustments (the “Conversion Rate”). However, each holder of Series H Preferred Stock has the right to accelerate the Mandatory Conversion to an earlier date of the holder’s choice, subject to required notice. Each holder also has the option to convert its shares of Series H Preferred Stock into Common Stock upon a Change in Control (as defined in the Articles Supplementary) of the Company.

The Articles Supplementary were filed with the Maryland State Department of Assessments and Taxation on June 21, 2022. The Articles Supplementary became effective on filing. The Articles Supplementary classified and designated 20,000 shares of Series H Preferred Stock, of which approximately 17,949 shares were outstanding as of June 24, 2022.

The foregoing description of the Articles Supplementary is a summary and is qualified in its entirety by the terms of the Articles Supplementary which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

 The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 1.01 related to the Articles Supplementary is hereby incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Description

3.1	Articles Supplementary of Franklin BSP Realty Trust, Inc., dated June 21, 2022, relating to Series H Convertible Preferred Stock

10.1	Exchange Agreement, dated June 21, 2022, by and between Franklin BSP Realty Trust, Inc. and the holder of the Company’s Series D Convertible Preferred Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin BSP Realty Trust, Inc.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer, Chief Operating Officer and Treasurer

Date: June 24, 2022